EXHIBIT 10.5



                                                            EXECUTION ORIGINAL

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                         BROTHERS GOURMET COFFEES, INC.



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                          SECURITIES PURCHASE AGREEMENT



                         Dated as of September 20, 1996



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           12% Increasing Rate Promissory Note due September 20, 1997
               Warrants to Purchase 280,000 Shares of Common Stock



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                          SECURITIES PURCHASE AGREEMENT

            This SECURITIES PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of the 20th day of September, 1996 between SIENA CAPITAL PARTNERS, L.P., a California limited partnership ("SIENA"), and BROTHERS GOURMET COFFEES, INC., a Delaware corporation (the "COMPANY").

            In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

      SECTION 1   ISSUANCE OF SECURITIES.

            SECTION 1.1 AUTHORIZATION. The Company has (a) duly authorized the issue of its 12% Increasing Rate Promissory Note due September 20, 1997, in the principal amount of US$3,000,000.00 (the "NOTE"), substantially in the form of EXHIBIT A hereto and (b) the issuance of warrants (the "WARRANTS") to purchase an aggregate of up to 280,000 shares of common stock, US $.0001 par value (the "COMMON STOCK") exercisable pursuant to that certain Warrant Agreement, substantially in the form of EXHIBIT B hereto (the "WARRANT AGREEMENT"). The Note shall mature, shall bear interest, shall be payable and shall be otherwise as provided herein and in EXHIBIT A. The Warrants shall be exercisable, transferable and subject to adjustment and shall be otherwise as provided herein and in EXHIBIT B. The Note, the Warrants, the Warrant Securities (as defined in the Warrant Agreement) and certificates and other instruments from time to time evidencing the same, are herein sometimes collectively called the "SECURITIES."

            SECTION 1.2 PURCHASE AND SALE OF THE SECURITIES; THE CLOSING. In reliance upon the representations of the Company contained in SECTION 1.5 hereof and subject to the terms and conditions set forth herein, Siena shall purchase the Securities from the Company and the Company shall sell the Securities to Siena for an aggregate purchase price of US$3,000,000.00 (the "PURCHASE PRICE"). The closing (the "CLOSING") of Siena's purchase of the Securities shall be held at 10:00 a.m., Denver time on September 20, 1996 (the "CLOSING DATE"), at the offices of Brownstein Hyatt Farber & Strickland, P.C., 410 17th Street, 22nd Floor, Denver, Colorado 80202, or at such other time or place as the parties hereto may mutually agree.

            On the Closing Date, the Company will deliver to Siena the Note in the aggregate principal amount specified above, and the Warrants, registered in Siena's name or in the name of Siena's nominee, as may be specified by Siena upon two (2) Business Days' advance written notice to the Company, duly executed and dated the Closing Date, against Siena's delivery to the Company (or to persons at the direction of the Company) of immediately available funds in the amount of the Purchase Price (net of any costs or expenses to be paid by the Company to Siena or their counsel pursuant to SECTION 3.17 of this Agreement). For purposes of this Agreement, "BUSINESS DAY" shall mean any day, except a Saturday, Sunday or other day on which commercial banks in the State of California or Colorado are authorized or required by law to close.



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            SECTION 1.3   THE NOTE.

                  (a) RATE OF INTEREST. Subject to modification pursuant to
SECTION 1.3 (c) below, the Note shall bear interest from the Closing Date through and including March 20, 1997, on the unpaid principal amount of the Note from time to time outstanding at the rate of twelve percent (12%) per annum (the "INTEREST RATE"). From and after March 20, 1997, the Interest Rate shall increase to thirteen percent (13%) per annum and shall increase an additional one percent (1%) per annum on the 20th day of each month thereafter up to a maximum of eighteen percent (18%).

                  (b) PAYMENT OF INTEREST. Interest shall be calculated in arrears through the last day of each month and shall be due and payable in full in monthly installments on the last Business Day of each month, commencing with September 30, 1996, and ending on September 20th, 1997 (the "MATURITY DATE").

                  (c) COMPUTATION OF INTEREST. Interest shall be computed on the Note on the basis of a 360-day year consisting of twelve (12) 30-day months and on the actual number of days elapsed in any period including the Closing Date but excluding the date by which Siena is deemed, pursuant to SECTION 1.3(g), to have received payment. Any principal or interest payment due on the Note which is not paid when due, whether at stated maturity, by notice of acceleration or otherwise, shall bear interest (calculated in the manner set forth above) at a rate equal to the then-current interest plus an additional five percent (5%) per annum.

                  (d) PAYMENT OF PRINCIPAL. The outstanding principal balance of the Note shall be due and payable in full on the Maturity Date. On April 30, 1997 and May 30, 1997, the Company shall make a principal payment to Siena on account of the outstanding principal balance of the Note in an amount equal to US$500,000. Commencing on June 30, 1997, and on the last Business Day of each month thereafter until the Maturity Date, the Company shall make a principal payment to Siena on account of the outstanding principal balance of the Note in an amount equal to the greater of (i) fifty percent (50%) of Monthly ECF or (ii) US$500,000. For purposes of this Agreement, "MONTHLY ECF" shall mean as of any date of determination, with respect to the previous calendar month, the earnings before interest, taxes, depreciation and amortization, if any, of the Company and its subsidiaries for such month LESS actual payments of taxes and interest, and "slotting" amortization, determined on a consolidated basis in accordance with generally accepted accounting principles as in effect at the time.

                  (e)   PREPAYMENTS.

                        (i) OPTIONAL. The Company may, from time to time, prepay the Note, in whole or in part, so long as each partial prepayment of principal onthe Note is equal to or greater than US$50,000 and the Company has given Siena three (3) or more Business Days' written

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notice of such optional prepayment. Any such optional prepayment of principal shall be without premium or penalty. Each prepayment of principal under this SECTION shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal prepaid pursuant to this SECTION shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Note and this Agreement at the time of such prepayment.

                        (ii) MANDATORY. The Company shall prepay the Note to the extent of the net financing proceeds actually received by the Company in the event that the Company completes any financing transaction (other than the purchase of the Securities hereunder) whatsoever from and after the Closing Date, including without limitation any public or private placements of debt or equity, or any refinancing of the Senior Debt (as hereinafter defined).

                  (f) FINANCE FEE. As additional consideration and as an inducement for Siena's purchasing the Securities, the Company shall pay to Siena a financing fee in immediately available funds in the amount of US$120,000 (the "FINANCE FEE") on the Closing Date.

                  (g) GENERAL PAYMENT PROVISIONS. The Company shall make each payment which it owes under the Note or this Agreement not later than 11:00 a.m., Los Angeles, California time, on the date such payment becomes due and payable, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds sent by wire transfer to Siena in care of Citibank, N.A., 450 West 33rd Street, New York,
New York, ABA No.: 02100089, For the account of Lewco Securities, Account No.:
09253792, for the account of Siena Capital Partners, L.P., Sub-account No.:
W07-8041738, Reference: Brothers' principal and interest (or to such other bank and accounts as Siena may from time to time specify pursuant to written instructions received by the Company no later than five (5) Business Days prior to such payment date). Any payment received by Siena after such time shall be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be the next Business Day. Any amount received by Siena, whether as an interest payment, principal payment or principal prepayment from or on behalf of the Company, shall be applied as follows in descending order of priority: (i) to all costs, fees and expenses of Siena (including reasonable attorneys' fees and the Finance Fee) incurred in connection with this Agreement or in enforcing any obligations of, or in collecting any payments from, any obligor hereunder or under the Securities; (ii) to interest which has accrued on past due payments hereunder; (iii) to interest that is currently due and payable on the Note; (iv) to payment of principal on the Note currently due and payable;
(v) to the payment of past due principal on the Note; and (vi) to the prepayment of principal due under the Note.

                  (h) NO FURTHER OBLIGATION. Other than the payment of the Purchase Price, which payment is subject to the terms and conditions hereof, and notwithstanding whether or not the Company has repaid such amounts in whole or in part, Siena shall have no obligation whatsoever to lend, advance or otherwise pay any other monies to or on behalf of the Company.

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            SECTION 1.4   THE WARRANTS.

            Concurrently herewith, the Company and Siena are entering into the Warrant Agreement, pursuant to which the Company shall execute and deliver to Siena four (4) Warrants on the Closing Date. Each Warrant shall be dated as of the Closing Date but shall only be exercisable from and after each Warrant's effective date. The initial Warrant ("INITIAL WARRANT") shall have an effective date of the Closing Date (the "INITIAL WARRANT EFFECTIVE DATE") and shall be initially exercisable for the purchase of up to 100,000 shares of the Common Stock, all on the terms set forth therein and in the Warrant Agreement. The second Warrant ("SECOND WARRANT") shall have an effective date of March 20, 1997 (the "SECOND WARRANT EFFECTIVE DATE") and, shall be initially exercisable for the purchase of up to 60,000 shares of the Common Stock, all on the terms set forth therein and in the Warrant Agreement. The third Warrant ("THIRD WARRANT") shall have an effective date of June 20, 1997 (the "THIRD WARRANT EFFECTIVE DATE") and shall be initially exercisable for the purchase of up to 60,000 shares of the Common Stock, all on the terms set forth therein and in the Warrant Agreement. The fourth Warrant ("FOURTH WARRANT") shall have an effective date of the Maturity Date (the "FOURTH WARRANT EFFECTIVE DATE") and, shall be initially exercisable for the purchase of up to 60,000 shares of the Common Stock, all on the terms set forth therein and in the Warrant Agreement. Subject to SECTION 4.1 hereof, if the Company prepays all principal and interest under the Note and all other amounts owed by the Company to Siena hereunder and thereunder in full prior to the Second Warrant Effective Date, then Siena shall concurrently with such payment in full reconvey, without recourse, the Second Warrant, Third Warrant and Fourth Warrant to the Company. Subject to SECTION 4.1 hereof, if the Company prepays all principal and interest under the Note and all other amounts owed by the Company to Siena hereunder and thereunder in full prior to the Third Warrant Effective Date, then Siena shall concurrently with such payment in full reconvey, without recourse, the Third Warrant and Fourth Warrant to the Company. Subject to SECTION 4.1 hereof, if the Company prepays all principal and interest under the Note and all other amounts owed by the Company to Siena hereunder and thereunder in full prior to the Fourth Warrant Effective Date, then Siena shall concurrently with such payment in full reconvey, without recourse, the Fourth Warrant to the Company. The Initial Warrant Effective Date, the Second Warrant Effective Date, Third Warrant Effective Date and Fourth Warrant Effective Date are also referred to herein collectively, the "WARRANT EFFECTIVE DATES."

            SECTION 1.5   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            The Company represents and warrants to Siena that on the date hereof, and as of the Closing Date and as of each Warrant Effective Date:

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation in each jurisdiction in which the character of the properties owned or held under lease by it or the nature of the business transacted by it requires such qualification. The Company has all

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requisite power to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Securities and all other documents and agreements contemplated hereby and thereby, and to perform the provisions hereof and thereof and to consummate the transactions contemplated hereby and thereby.

                  (b) The execution, delivery and performance of this Agreement, the Securities, and all other documents and agreements contemplated hereby and thereby, and the consummation of the transactions contemplated hereby or thereby, have been duly authorized and approved by the Company. This Agreement, the Securities, and all other documents and agreements contemplated hereby and thereby have each been duly authorized, executed and delivered by, and each is the valid and binding obligation of, the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally.

                  (c) Except as disclosed in the Company's public filings (the "COMPANY'S SEC FILINGS" with the Securities and Exchange Commission ("SEC") or in the disclosure schedule attached hereto (the "DISCLOSURE SCHEDULE"), the Company has no actual knowledge of any fact that materially adversely affects, or could reasonably be expected to materially adversely affect, the business, prospects, properties, assets, operations or financial condition of the Company, or the ability of the Company to perform its respective obligations under this Agreement, the Securities or any other documents or agreements contemplated hereby and thereby.

                  (d) On the date hereof, the authorized capital stock of the Company will consist of (i) 15,000,000 shares of Common Stock, (ii) 2,000,000 shares of Class B Common Stock, $.0001 par value per share (the "CLASS B COMMON STOCK") and (iii) 10,000,000 shares of Preferred Stock, $1.00 par value per share (the "PREFERRED STOCK"). As of June 28, 1996, the Company had issued and outstanding (A) 10,362,605 shares of Common Stock, (B) 839,332 shares of Class B Common Stock and (C) no shares of Preferred stock. The Common Stock and any Warrant Securities issued pursuant to the Warrants will, when issued, be duly and validly issued, fully paid and nonassessable. Except as disclosed in the DISCLOSURE SCHEDULE, there are no other outstanding options, warrants or similar rights of any person to acquire any of the capital stock of the Company and the Company has no contingent obligations to issue additional shares. Except as disclosed in the DISCLOSURE SCHEDULE, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital stock or other securities or obligation evidencing the right of any holder thereof to purchase any of its capital stock or other securities.

                  (e) Except as disclosed in the DISCLOSURE SCHEDULE, the consummation of the transactions contemplated by this Agreement and the performance of the terms and provisions of this Agreement, the Securities and any other documents or agreements contemplated hereby and thereby will not (i) contravene, result in any breach of, or constitute a default under any indenture, mortgage, deed of trust, bank loan or credit agreement, corporate charter, by-laws or other material

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agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order of any court, arbitrator or Federal, State, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (collectively, "GOVERNMENTAL PERSON") applicable to the Company or (iii) violate any material provision of any statute or other rule or regulation of any Governmental Person applicable to the Company.

                  (f) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Person is required for the issuance of the Securities or the valid execution and delivery of the Securities or for the performance by the Company of this Agreement, the Securities, and any other documents or agreements contemplated hereby and thereby, other than the filings, registrations or qualifications under the securities laws or "blue sky" laws of any State that may be required to be made or obtained in connection with the offer, issuance, sale or delivery of the Securities or any interest therein.

                  (g) Except as disclosed in the Company's SEC Filings or the DISCLOSURE SCHEDULE, the Company possesses all material licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names and any other tangible or intangible or intellectual property rights, or rights thereto, required to conduct its business substantially as now conducted and as currently proposed to be conducted, without actual knowledge of conflict with the rights of others.

                  (h) No employee benefit plan established or maintained by the Company or to which the Company has made contributions is subject to Part 3 of Subtitle B of Title 1 of the Employee Retirement Income Security Act of 1974, as amended, or Section 412 of the Internal Revenue Code of 1954, as amended.

                  (i) Neither the Company nor anyone acting on its behalf has offered the Securities, or any interest or participation therein, for sale to or solicited any offer to buy the Securities, or any interest or participation therein, from, or otherwise approached or negotiated in respect thereof with, any person other than Siena, and its partners, officers, Affiliates and representatives. Neither the Company nor anyone acting on its behalf has taken and will not take any action that would require the offer, issuance or sale of the Securities or any interest or participation therein to be registered under
Section 5 of the Securities Act of 1933, as amended. The Company has not authorized or appointed any person to act on its behalf in connection with the offering of the Securities. No broker or finder (other than Dabney/Resnick, Inc.) has acted for the Company in connection with this Agreement or the transactions contemplated hereby, and no broker or finder (other than Dabney/Resnick, Inc.) is entitled to any brokerage or finder's fees or other commission in respect of such transaction based in any way on agreements, arrangements or understandings made by or on behalf of the Company.

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                  (j) No part of the proceeds from the sale of the Securities hereunder will be used, directly or indirectly, for the purpose of buying or carrying any "margin stock" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). The assets of the Company do not include any margin stock, and the Company does not have any present intention of acquiring any margin stock.

                  (k) The Company is not an investment company subject to registration under the Investment Company Act of 1940, as amended.

                  (l) At Closing, Siena shall acquire good and marketable title to the Securities free and clear of all covenants, conditions, restrictions, liens, pledges, charges, encumbrances, options and adverse claims or rights of any kind whatsoever other than the rights of the Company to have the Second Warrant, Third Warrant and Fourth Warrant reconveyed to it pursuant to SECTION
1.4 hereof.

                  (m) Except for Indebtedness (i) in existence as of the date hereof AND (ii) disclosed on the DISCLOSURE SCHEDULE ("PERMITTED INDEBTEDNESS"), the Company has no outstanding Indebtedness of any kind (including contingent obligations, tax assessments and unusual forward or long-term commitments). For purposes of this Agreement, "INDEBTEDNESS" shall mean any obligation for borrowed money, including without limitation (A) any obligation owed for all or any part of the purchase price of property, services or other assets or for the cost of property or other assets constructed or of improvements thereto, (B) accounts payable included in current liabilities outstanding for more than one hundred twenty (120) days and incurred in respect of property purchased in the ordinary course of business, (C) any obligations secured by any lien in respect of property even though the person owning the property has not assumed or become liable for the payment of such obligation, (D) any guarantee with respect to any of the foregoing indebtedness of another person, and (E) obligations in respect of letters of credit.

                  (n) Except as disclosed on the DISCLOSURE SCHEDULE, there are no material (i) actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of the Company, threatened against the Company and (ii) judgements, injunctions, writs, rulings or orders by any Governmental Person against the Company or its directors or officers.

      SECTION 1.6         REPRESENTATIONS AND WARRANTIES OF SIENA.

      Siena represents and warrants to the Company that on the date hereof, and as of the Closing Date:

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            (a) Siena has all requisite power to execute and deliver this
Agreement, and all other documents and agreements contemplated hereby and thereby, and to perform the provisions hereof and thereof and to consummate the transactions contemplated hereby and thereby.

            (b) The execution, delivery and performance of this Agreement, and all other documents and agreements contemplated hereby and thereby, and the consummation of the transactions contemplated hereby or thereby, have been duly authorized and approved by Siena. This Agreement, and all other documents and agreements contemplated hereby and thereby have each been duly authorized, executed and delivered by, and each is the valid and binding obligation of, Siena enforceable against Siena in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally.

            (c) Siena understands that none of the Securities have been registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder and any successor provisions thereto (the "SECURITIES ACT"). Siena also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Company's representations contained in this Agreement.

            (d) Siena has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Siena must bear the economic risk of this investment indefinitely unless the Securities are registered pursuant to the Securities Act, or an exemption from registration is available. Siena understands that the Company has no present intention of registering the Securities or any shares of its Common Stock, except as contemplated in the Warrant Agreement. Siena also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Siena to transfer all or any portion of the Securities under the circumstances, in the amounts or at the times Siena might propose.

            (e) Siena is acquiring the Securities for its own account for investment only, and not with a view towards their distribution in violation of applicable securities laws.

            (f) Siena represents that, by reason of its or of its management's business or financial experience, Siena has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Siena is aware of no publication of any advertisement in connection with the transactions contemplated by the Agreement.

            (g) Siena represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

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            (h) Siena has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company. Siena has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment.

            (i) Siena acknowledges and agrees that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Siena has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, and the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

      SECTION 2 CONDITIONS TO OBLIGATIONS OF SIENA. The obligation of Siena to purchase and pay for the Securities on the Closing Date shall be subject to the satisfaction on or before the Closing Date of the conditions hereinafter set forth:

            SECTION 2.1 PROCEEDINGS SATISFACTORY. All proceedings taken on or prior to the Closing Date in connection with the issuance of the Securities and the consummation of the transactions contemplated hereby and all documents and papers relating thereto shall be satisfactory in form and substance to Siena and its counsel including without limitation the consents to the transactions contemplated hereby by the parties described in the DISCLOSURE SCHEDULE.

            SECTION 2.2 REPRESENTATIONS TRUE. All representations and warranties of the Company contained herein shall be true and correct in all respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; the Company shall have performed in all respects all agreements on its part required to be performed under this Agreement on or prior to the Closing Date; and no Event of Default (as hereinafter defined) shall have occurred and be continuing on and as of the Closing Date.

            SECTION 2.3 THE PURCHASE BY SIENA PERMITTED BY APPLICABLE LAWS. The sale by the Company and the payment for the Securities to be purchased by Siena (i) shall not be prohibited by any applicable law or governmental regulation, release, interpretation or opinion, (ii) shall not subject Siena to any penalty under or pursuant to any applicable law or governmental regulation, and (iii) shall be permitted by the laws and regulations of the jurisdictions to which Siena is subject.

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            SECTION 2.4   PAYMENT OF FINANCE FEE. Concurrently with the Closing,
the Company shall have paid to Siena the Finance Fee and all other amounts required to be paid by the Company pursuant to SECTION 3.17 hereof.

            SECTION 2.5 EXECUTION AND DELIVERY OF DOCUMENTS. Siena shall have received the following at its offices, duly executed and delivered and in form and substance satisfactory to Siena and its counsel the Note, the Warrants and the Warrant Agreement, and such other documents and information as Siena may reasonably request in connection herewith, including without limitation, an opinion of Brownstein Hyatt Farber & Strickland, P.C., counsel to the Company, substantially in the form of EXHIBIT C hereto.

      SECTION 3 COVENANTS. The Company covenants and agrees that on and after the date hereof, so long as the Note shall be outstanding:

            SECTION 3.1 PAYMENT OF THE NOTE. The Company shall pay the principal of and interest on the Note on the dates and in the manner provided in the Note and this Agreement. The obligation of the Company described in the preceding sentence is absolute and unconditional, irrespective of any tax or accounting treatment of such obligation including without limitation any documentary stamp, transfer, ad valorem or other taxes assessed by the State of Florida or any other jurisdiction in connection with this transaction.

            SECTION 3.2 STAY, EXTENSION AND USURY LAWS. The Company agrees (to the extent it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or a portion of the principal of, Finance Fee, or interest on the Note as contemplated herein, wherever enacted, now or at any time hereinafter in force, or that may materially affect the covenants or the performance of this Agreement in any manner inconsistent with the provisions of this Agreement. The Company expressly waives all benefit or advantage of any such law. If a court of competent jurisdiction prescribes that the Company may not waive its rights to take the benefit or advantage of any stay or extension law or any usury law or other law in accordance with the prior sentence, then the obligation to pay interest on the Note shall be reduced to the maximum legal limit under applicable law governing the interest payable in connection with the Note, and any amount of interest paid by the Company that is deemed illegal shall be deemed to have been a prepayment of principal on the Note.

            SECTION 3.3 CORPORATE EXISTENCE. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, as the case may be, in accordance with the rights (charter and statutory), licenses and franchises of the Company.

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            SECTION 3.4   TAXES. The Company shall pay prior to delinquency all
taxes, assessments and governmental levies that may be imposed upon the Company, except as contested in good faith and by appropriate proceedings.

            SECTION 3.5 LIMITATIONS ON INDEBTEDNESS. The Company shall not, directly or indirectly, create, incur, assume, suffer to exist or otherwise in any manner become liable or commit to become liable for any Indebtedness other than (a) Permitted Indebtedness, (b) the Company's obligations to Siena in connection herewith and (c) any Indebtedness incurred in the ordinary course of business (i) for working capital purposes, (ii) to purchase property or (iii) with respect to capital leases. Notwithstanding the foregoing, should Siena consent to the Company's incurring of any Indebtedness (other than Indebtedness described in clauses (a), (b) or (c) of the immediately preceding sentence), the net proceeds of such Indebtedness shall be applied as a mandatory prepayment of principal of the Note in accordance with SECTION 1.3(e) hereof.

            SECTION 3.6 LIMITATIONS ON LIENS. The Company shall not directly or indirectly, create, incur, assume or permit to exist or otherwise cause or permit to become effective any mortgage, lien, pledge, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of the Company under any conditional sale or other title retention agreement or capital lease with respect to, any property or asset of the Company, or the signing or filing of a financing statement that names the Company as debtor, or the signing of any security agreement authorizing any other party as the secured party thereunder to file any financing statement (collectively, a "LIEN"), other than Liens (a) incurred in connection with Permitted Indebtedness, (b) in existence on the Closing Date and disclosed on the DISCLOSURE SCHEDULE or (c) otherwise approved in writing by Siena.

            SECTION 3.7 LIMITATION ON ACTIVITIES. The Company shall not, and shall not permit any of its 50% or greater owned subsidiaries to, engage in any business or investment activities other than those necessary for, incident to, connected with or arising out of the Company's principal activities in the hot beverage industry or a related industry.

            SECTION 3.8 LIMITATIONS ON TRANSACTIONS WITH AFFILIATES. The Company shall not make any payment to or investment in, or enter into any transaction with, any Affiliate, including without limitation the purchase, sale or exchange of property or the rendering of any service, except transactions entered into with Affiliates (a) in the ordinary course of business, (b) on terms and conditions substantially similar to those that the Company would have received in an "arm's length" transaction with a third party and (c) related to the Company's principal activities. For purposes of this Agreement, "AFFILIATE" shall mean any other person controlling or controlled by or under common control with such specified person. For the purposes of this definition, "CONTROL" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

            SECTION 3.9 CHANGE IN CONTROL. The Company shall not merge or consolidate with or into, or sell, transfer, lease or convey all or substantially all of its assets to, any person or into another corporation or entity, or otherwise permit any person or group to acquire direct or indirect beneficial ownership of 50% or more of the outstanding Common Stock or Class B Common Stock.

            SECTION 3.10 MAINTENANCE OF PROPERTIES. The Company shall maintain, preserve, protect and keep its properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times consistent with past practices of the Company.

            SECTION 3.11 MAINTENANCE OF INSURANCE. The Company shall maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company operates.

            SECTION 3.12 SALE OF ASSETS. The Company shall not sell, lease, transfer or dispose of any of its interest in its respective properties or assets, whether real, personal or mixed, or tangible or intangible, other than in the ordinary course of business consistent with prudent business practice (which includes the disposition in a commercially reasonable manner of equipment and inventory that is obsolete); provided, however, that the Company may dispose of its retail store assets in accordance with its plan to dispose of discontinued operations.

            SECTION 3.13 REPURCHASE OF SECURITIES. Except as disclosed in the DISCLOSURE SCHEDULE, the Company shall not repurchase or otherwise acquire or retire any of its capital stock or other securities or obligation evidencing the right of any holder thereof to purchase any of its capital stock or other securities.

            SECTION 3.14 SENIOR DEBT. The Company has entered into that certain Loan and Security Agreement, dated May 29, 1996 (the "SENIOR DEBT AGREEMENT"), between the Company, as Borrower, the Lenders (as defined therein) and Sanwa Business Credit Corporation, individually and as Agent for the Lenders (collectively, "SENIOR LENDER"), pursuant to which Senior Lender has agreed to lend up to US$25,000,000 (the "SENIOR DEBT") to the Company. The Company shall perform and observe the terms, covenants and conditions of the Senior Debt Agreement.

            SECTION 3.15 REPORTING; INSPECTION. On the last day of each month commencing with September 30, 1996, the Company shall provide to Siena a written certificate signed by the Company's chief financial officer or its Vice President, Finance, containing the following: (a) the Company's calculation of Monthly ECF for the immediately preceding calendar month; (b) copies of all information, documents, reports and other information required to be filed by the Company with the SEC during such month; (c) copies of all reports and other information which the Company delivers to its securityholders during such month; (d) copies of all of the Company's internally prepared balance sheets, profit and loss statements and cash flow statements for such month, all prepared in conformity with generally accepted accounting principles; (e) copies of any other material submissions to any Governmental Persons during such month; and (f) such other information as Siena may reasonably request from time to time, including without limitation the ability to communicate orally and in writing with officers and directors of the Company. In addition, the Company shall promptly, and in any event within three
(3) Business Days of the Company's delivery or receipt thereof, provide Siena with copies of all notices of default, regularly required financial reports, and all other material reports, information, correspondence, notices and other information provided by the Company to Senior Lender or received by the Company from Senior Lender. In the case of any material oral communications between the Company and Senior Lender, the Company shall provide a written summary thereof. In addition, Siena shall have the right to inspect the Company's properties and to examine its books and records, all at reasonable times and upon reasonable notice to the Company.

            SECTION 3.16 COMPLIANCE WITH LAWS. The Company shall comply in all respects with all applicable laws, statutes and regulations of any Governmental Person, a violation of which would have a material adverse effect on the financial condition, operations, business, profits, prospects or properties of the Company or the validity or enforceability of this Agreement, the Securities or any other documents or agreements contemplated hereby or thereby or any of the transactions contemplated hereby or thereby.

            SECTION 3.17 PAYMENT OF EXPENSES. In the event the transactions contemplated by this Agreement are consummated, the Company shall promptly pay to Siena all reasonable costs and out-of-pocket expenses of Siena, including without limitation its reasonable attorneys' fees and the Finance Fee, incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the Securities, any administration costs in connection therewith, and defense or enforcement costs related thereto. On the Closing Date, the Company shall pay the Finance Fee to Siena and all reasonable costs and out-of-pocket expenses of Siena, including, without limitation, the reasonable fees, office charges and expenses of Nida & Maloney, counsel to Siena, by directing Siena to pay itself and such entities on the Closing Date out of the Purchase Price.

      SECTION 4   EVENTS OF DEFAULT; REMEDIES.

            SECTION 4.1 EVENTS OF DEFAULT DEFINED; ACCELERATION OF MATURITY. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing (for any reason whatsoever and whether it shall be voluntary or involuntary or by operation of law or otherwise):

            A. default shall be made in the payment of the principal of, or interest on, the Note when and as the same shall become due and payable, whether at stated maturity, by acceleration, upon a mandatory prepayment due date or otherwise, and such default shall have continued for a period of three (3) or more Business Days; or

            B. default shall be made in the performance or observance of any covenant, agreement or condition contained herein, and such default shall have continued for a period of five (5) Business Days; or

            C. default shall be made in the payment of the principal of, or interest on, the Senior Debt when and as the same shall become due and payable, whether at stated maturity, by acceleration, upon a mandatory prepayment due date or otherwise, and such default shall not have been cured within the time prescribed by the Senior Debt Agreement; or

            D. default shall be made in the performance or observance of any covenant, agreement or condition contained in the Senior Debt Agreement, and such default shall not have been cured within the time prescribed by the Senior Debt Agreement; or

            E. the Company shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property and assets, (2) be generally unable to pay its debts as such debts become due, (3) make a general assignment for the benefit of its creditors, (4) commence a voluntary case under the United States Bankruptcy Code or similar law or regulation (as now or hereafter in effect), (5) file a petition seeking to take advantage of any other law providing for the relief of debtors, (6) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under such Bankruptcy Code or other law or regulation, (7) dissolve, (8) take any corporate action under any applicable law analogous to any of the foregoing, or (9) take any corporate action for the purpose of effecting any of the foregoing; or

            F. a proceeding or case shall be commenced, without the application or consent of the Company in any court of competent jurisdiction, seeking (1) the liquidation, reorganization, dissolution, winding up or composition or readjustment of its debts, (2) the appointment of a trustee, receiver, custodian, liquidator or the like of it or for all or any substantial part of its assets, or (3) similar relief in respect of the Company, under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 60 days; or an order for relief shall be entered in an involuntary case under the United States Bankruptcy Code or other similar law or regulation, against the Company; or action under the laws of any jurisdiction affecting the Company analogous to any of the foregoing shall be taken with respect to the Company and shall continue unstayed and in effect for any period of sixty (60) days; or

            G. final judgment for the payment of money shall be rendered by a court of competent jurisdiction against the Company and the Company shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within sixty (60) days from the date of entry thereof and within said period of sixty (60) days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, and such judgment together with all other such judgments shall exceed in the aggregate US$50,000. (Notwithstanding the foregoing, any settlement of the matters disclosed as Items 1.5(n) 1, 2 and 3 on the DISCLOSURE SCHEDULE in an amount of up to US$9,000,000 shall not be deemed an "EVENT OF DEFAULT" hereunder, provided that such settlement consists of no more than US$3,500,000 in cash, no more than US$2,000,000 million of which cash is paid by the Company.)

            H. any representation or warranty made by the Company in this Agreement, or any other documents or agreements contemplated hereby and thereby or in any certificate or other instrument delivered hereunder or pursuant hereto or in connection with any provision hereof shall be false or incorrect in any material respect on the date as of which made; or

            I. Donald D. Breen shall be removed, without cause, as President and Chief Executive Officer of the Company;

then (i) (x) upon the occurrence of any Event of Default described in SUBSECTION E OR F, the unpaid principal amount of the Note, together with the interest accrued thereon and all other amounts payable by the Company hereunder, shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company or (y) upon the occurrence of any other Event of Default, Siena may, by notice to the Company, declare the unpaid principal amount of the Note to be, and the same shall forthwith become, due and payable, together with the interest accrued thereon and all other amounts payable by the Company hereunder; (ii) upon the occurrence of any Event of Default described in SUBSECTION A, the Second Warrant Effective Date, Third Warrant Effective Date and Fourth Warrant Effective Date shall be deemed to be the date of such Event of Default and Siena shall have no further obligation to reconvey any Warrants pursuant thereto or to SECTION 1.4 hereof and (iii) upon the occurrence of any Event of Default other than an Event of Default described in SUBSECTION A, the Fourth Warrant Effective Date shall be deemed to be the date of such Event of Default and Siena shall have no further obligation to reconvey the Fourth Warrant pursuant thereto or to SECTION 1.4 hereof.

            SECTION 4.2 SUITS FOR ENFORCEMENT. If any Event of Default shall have occurred and be continuing, Siena may proceed to protect and enforce its rights against the Company, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement, or Siena may proceed to enforce the payment by the Company of all sums due upon the Note or to enforce any other legal or equitable right of Siena.

            The Company covenants that, if it shall default in the making of any payment due under the Note or in the performance or observance of any agreement contained in this Agreement, it will pay to Siena such further amounts, to the extent lawful, to cover any reasonable costs and expenses of collection or of otherwise enforcing Siena's rights, including without limitation the reasonable counsel fees and costs and expenses incurred in connection with any restructuring, negotiation, refinancing, workout, bankruptcy or other similar transaction or proceeding. The obligations set forth in this paragraph shall survive the payment in full of the Note.

            SECTION 4.3 REMEDIES CUMULATIVE. No remedy herein conferred upon Siena is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

            SECTION 4.4 REMEDIES NOT WAIVED. No course of dealing between the Company and any other person and no delay or failure in exercising any rights hereunder or under the Note in respect thereof shall operate as a waiver of Siena's rights.

            SECTION 5     TAXES.

            The Company will pay all taxes (including interest and penalties), other than taxes imposed on the income of Siena, which may be payable in respect of the execution and delivery of this Agreement or of the execution and delivery (but not the transfer) of any of the Securities or of any amendment of, or waiver or consent under or with respect to, this Agreement or of any of the Securities and will save Siena and all subsequent holders of the Securities harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax. The obligations of the Company under this Section shall survive the payment of the Note.

            SECTION 6     MISCELLANEOUS.

            SECTION 6.1 INDEMNIFICATION. The Company agrees to indemnify, defend and hold harmless Siena and its successors, assigns, heirs, subsidiaries, Affiliates and all of the officers, directors, employees, partners and agents (including attorneys and accountants) of each of the aforementioned persons or entities, and each of them, from and against any and all losses, claims, damages, liabilities, expenses, demands, causes of action, suits, debts, obligations, rights, promises, acts, agreements and damages of any kind or nature whatsoever, whether at law or in equity, whether known or unknown, foreseen or unforeseen, heretofore or hereafter arising out of, relating to, connected with or incidental to the failure of any representation or warranty made by the Company or in any other documents or agreements contemplated hereby or the failure of the Company to comply in all material respects with the covenants contained in this Agreement or in any other documents or agreements contemplated hereby. The obligations of the Company under this SECTION shall survive the payment of the Note. The indemnification set forth herein shall in no way limit, impair or otherwise have any effect on the indemnification provisions set forth in that certain Engagement Letter between Dabney/Resnick, Inc. and the Company dated August 5, 1996.

            SECTION 6.2 RELIANCE ON AND SURVIVAL OF REPRESENTATIONS. All representations, warranties, covenants and agreements of the Company herein shall be deemed to be material and to have been relied upon by Siena and shall survive the execution and delivery of this Agreement and of the Securities, for so long as the Note remains outstanding.

            SECTION 6.3 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of and be enforceable by the Company, Siena and each of their respective successors and assigns, and, in addition, shall inure to the benefit of and be enforceable by each person who shall from time to time be a holder of the Note. Siena shall be permitted to transfer the Securities in accordance with their terms and in accordance with applicable restrictions under applicable federal and state securities laws.

            SECTION 6.4 NOTICES. All notices and other communications provided for in this Agreement shall be in writing and delivered by registered or certified mail, postage prepaid, or delivered by overnight courier (for next Business Day delivery) or telecopied, addressed as follows, or at such other address as any of the parties hereto may hereafter designate by notice to the other parties given in accordance with this SECTION:

            1)    if to the Company:

                  Brothers Gourmet Coffees, Inc.
                  One Boca Place
                  2255 Glades Road
                  Boca Raton, Florida  33431
                  Attn: Donald D.  Breen, President & CEO
                  Telephone:  (407) 995-2638
                  Telecopy:  (407) 241-6690

                  With a copy of any notice to:

                  Brownstein Hyatt Farber & Strickland, P.C.
                  22nd Floor, 410 Seventeenth Street
                  Denver, Colorado  80202
                  Attn: John L.  Ruppert, Esq.
                  Telephone: (303) 534-6335
                  Telecopy:  (303) 623-1956

            2)    if to Siena:

                  Siena Capital Partners, L.P.
                  150 South Rodeo Drive, Suite 100
                  Beverly Hills, California  90212
                  Attn: Rick Bloom
                  Telephone: (310) 246-3700
                  Telecopy:  (310) 246-3642

                  With a copy of any notice to:

                  Nida & Maloney
                  801 Garden Street, Suite 201
                  Santa Barbara, California  93101
                  Attn: C.  Thomas Hopkins, Esq.
                  Telephone: (805) 568-1151
                  Telecopy:  (805) 568-1955

            Any such notice or communication shall be deemed to have been duly given on the fifth day after being so mailed, the next Business Day after delivery by overnight courier, when received when sent by telecopy or upon receipt when delivered personally.

            SECTION 6.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures may be exchanged by telecopy, with original signatures to follow. Each of the parties hereto agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signatures of the other parties to this Agreement. The original signature pages shall be forwarded to Siena or its counsel and Siena or its counsel will provide all of the parties hereto with a copy of the entire Agreement.

            SECTION 6.6 AMENDMENTS. This Agreement may only be amended by a writing duly executed by the parties hereto.

            SECTION 6.7 SEVERABILITY. If any term or provision of this Agreement or any other document executed in connection herewith shall be determined to be illegal or unenforceable, all other terms and provisions hereof and thereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

            SECTION 6.8 GOVERNING LAW; SUBMISSION TO PROCESS. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY SELECTED IN A DOCUMENT OR SECURITY, THIS AGREEMENT AND THE SECURITIES AND ALL AMENDMENTS, SUPPLEMENTS, WAIVERS AND CONSENTS RELATING HERETO OR THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF COLORADO WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF CALIFORNIA AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDINGS RELATING HERETO BY ANY MEANS ALLOWED UNDER CALIFORNIA, COLORADO OR FEDERAL LAW. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE

TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY SHALL APPOINT AN AGENT FOR SERVICE OF PROCESS IN CALIFORNIA AND SHALL NOTIFY SIENA IN WRITING OF SUCH APPOINTMENT AND ANY FUTURE CHANGE THEREIN.

            SECTION 6.9 ENTIRE AGREEMENT. This Agreement contains the entire Agreement of the parties hereto with respect to the transactions contemplated hereby and supersedes all previous oral and written, and all previous contemporaneous oral negotiations, commitments and understandings.

            SECTION 6.10 FURTHER ASSURANCES. The Company agrees promptly to execute and deliver such documents and to take such other acts as are reasonably necessary to effectuate the purposes of this Agreement.

            SECTION 6.11 HEADINGS. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 6.12 WAIVER OF JURY TRIAL. THE COMPANY AND SIENA EACH HEREBY AGREE TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR ANY OTHER AGREEMENTS RELATING TO THE SECURITIES OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE SECURITIES OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE SECURITIES.

                  [remainder of page intentionally left blank]

            IN WITNESS WHEREOF, the parties hereto execute this Agreement as of the date first set forth above.

                              SIENA:

                              SIENA CAPITAL PARTNERS, L.P.,
                              a California limited partnership

                              By:   Charleville Capital, L.P.,
                                    a California limited partnership,
                                    its general partner

                                    By:   Aneis Advisors, Inc.,
                                          a California corporation,
                                          its general partner

                                          By:   ___________________
                                                Name:
                                                Title:

                              THE COMPANY:

                              BROTHERS GOURMET COFFEES, INC.,
                              a Delaware corporation

                              By:   _____________________________
                                    Name:
                                    Title:

                                   EXHIBIT A

                                 FORM OF NOTE

                                   EXHIBIT B

                           FORM OF WARRANT AGREEMENT

                                                                     EXHIBIT B

                                     FORM OF
                                WARRANT AGREEMENT

                                     BETWEEN

                          SIENA CAPITAL PARTNERS, L.P.

                                       AND

                         BROTHERS GOURMET COFFEES, INC.
                         DATED AS OF SEPTEMBER 16, 1996


THIS WARRANT AGREEMENT HAS BEEN ISSUED PURSUANT TO THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 16, 1996, BY AND BETWEEN THE COMPANY (AS DEFINED HEREIN) AND SIENA (AS DEFINED HEREIN) (THE "SECURITIES PURCHASE AGREEMENT"). THIS WARRANT AGREEMENT IS SUBJECT TO ALL OF THE TERMS AND CONDITIONS OF THE SECURITIES PURCHASE AGREEMENT AND IS ENTITLED TO THE BENEFITS THEREOF.

THE WARRANTS AND WARRANT SECURITIES TO BE RECEIVED UPON EXERCISE OF THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE WARRANTS AND WARRANT SECURITIES, AS THE CASE MAY BE, MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, WHETHER OR NOT FOR CONSIDERATION, IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT AND QUALIFICATION IN EFFECT WITH RESPECT TO THE WARRANTS AND WARRANT SECURITIES, AS THE CASE MAY BE, UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS OR (2) AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION.

                               WARRANT AGREEMENT

      THIS WARRANT AGREEMENT (this "AGREEMENT") is dated as of the 16th day of September, 1996, and executed by and between SIENA CAPITAL PARTNERS, L.P., a California limited partnership ("SIENA"), and BROTHERS GOURMET COFFEES, INC., a Delaware corporation (the "COMPANY").

      WHEREAS, pursuant to that certain Securities Purchase Agreement between Siena and the Company dated as of even date herewith (the "SECURITIES PURCHASE AGREEMENT"), the Company has agreed to grant to Siena or its assigns common stock warrants in the form attached hereto as EXHIBITS A-1 through A-4 hereto (the "WARRANTS") to acquire shares of the Company's Common Stock, US$.0001 par value per share. This Agreement sets forth certain rights and obligations of the Company and Siena with respect to the Warrants.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties and agreements contained in this Agreement, the parties hereto agree as follows:

                                I.  DEFINITIONS

      Section 1.01 DEFINED TERMS. As used in this Agreement, the following capitalized terms shall have the meanings respectively assigned to them below, which meanings shall be applicable equally to the singular and plural forms of the terms so defined. Terms not otherwise defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

      "ADJUSTMENT TRANSACTION" shall mean any of: (i) the issuance or sale of Common Stock, Class B Common Stock or Common Stock Equivalents for less than Fair Value (as hereinafter defined) (other than delivery of shares of Common Stock upon exercise of this Warrant), in addition to the number of shares outstanding as of the date hereof, as disclosed herein, including, without limitation, any issuance of Common Stock, Class B Common Stock or Common Stock Equivalents in connection with the settlement of that certain litigation disclosed as Items 1.5(n)1,2 and 3 in the DISCLOSURE SCHEDULE (the "SETTLEMENT STOCK"), which Settlement Stock is valued at less than Fair Value as of the date of such settlement or as of the date such Settlement Stock is actually tendered to the participants in said litigation, (ii) the declaration of a Dividend upon, or distribution in respect of, any of the Company's capital stock, payable in Common Stock or Common Stock Equivalents, (iii) the subdivision or combination by the Company of its outstanding Common Stock into a larger or smaller number of shares of Common Stock, as the case may be, (iv) any capital reorganization or reclassification of the Common Stock or Class B Common Stock of the Company,
(v) the consolidation or merger of the Company or any Subsidiary (as hereinafter defined) with or into another corporation, (vi) the sale or transfer or other disposition of all or substantially all of the property of the Company, (vii) the dissolution, liquidation or winding up of the Company or (viii) any event as to which the foregoing clauses are not strictly applicable, but the failure to make an adjustment in the Exercise Price hereunder would not fairly protect the purchase rights, without dilution, represented by the Warrants.

      "COMMON EQUITY" shall mean the total equity interest in the Company represented by the Common Stock and the Class B Common Stock and shall include Common Equity resulting from any reorganization, reclassification or recapitalization or similar event.

      "COMMON STOCK EQUIVALENTS" shall mean all options, warrants (including the Warrants), convertible securities, securities and other rights (in each case whether now existing or hereafter issued or arising) to acquire from the Company shares of Common Stock or Class B Common Stock (without regard to whether such options, warrants, convertible securities, securities and other rights are then exchangeable, exercisable or convertible in full, in part or at all).

      "DIVIDEND" means, as to any Person (as hereinafter defined), any declaration or payment of any dividend (other than a stock dividend) on, or the making of any pro rata distribution, loan, advance, or investment to, any shares of capital stock of such Person.

      "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and any successor provisions thereto.

      "EXERCISE PRICE" shall have the meaning given in each Warrant, as adjusted from time to time pursuant to the terms of the Warrants and this Agreement.

      "EXPIRATION PERIOD" means, with respect to each Warrant, the period commencing on each Warrant's respective Warrant Effective Date through and including the seventh anniversary of such Warrant Effective Date or, in the event the seventh anniversary is not a Business Day (as hereinafter defined), the next succeeding Business Day.

      "EXERCISE QUANTITY" shall mean the number of shares of Common Stock, determined from time to time, taking into account all shares of Common Stock theretofore issued upon exercise of the Warrants, required to be issued by the Company to the Holders of the Warrants. Exercise Quantity shall initially have the meaning given in each Warrant, and may be adjusted from time to time, pursuant to the provisions of the Warrants and this Agreement.

      "FAIR VALUE" means, so long as, (a) the Company maintains its listing on a national stock exchange, the NASDAQ system or another inter-dealer quotation system; and (b) there exists and is continuing a public float having a minimum value of $15 million based on an average trailing twenty (20) trading-day period, to the extent such definition is applicable, with reference to the Warrant Securities (as hereinafter defined) and the Common Stock on a per share basis, the current market price per share of the Common Stock as of any date of determination. Notwithstanding the foregoing, in the event the standards set forth in the preceding sentence have not been met or with respect to other appropriate security, property, assets, business or entity, "Fair Value" shall mean the fair value of such item as determined by mutual agreement reached by the Holder and the Company or, in the event the parties are unable to agree, an opinion of an independent investment banking firm or firms in accordance with the following procedure. In the case of any event which gives rise to a requirement to determine "Fair Value" pursuant to this Agreement, the Company shall be responsible for initiating the process by which Fair Value shall be determined as promptly as practicable, but in any event within sixty (60) days following such event and if the procedures contemplated herein in connection with determining Fair Value have not been complied with fully, then any such determination of Fair Value for any purpose of this Agreement shall be deemed to be preliminary and subject to adjustment pending full compliance with such procedures. Upon the occurrence of an event requiring the determination of Fair Value, the Company shall give the Holder(s) of the Warrants notice of such event, and the Company and the Holders shall engage in direct good faith discussions to arrive at a mutually agreeable determination of Fair Value.

      In the event the Company and the Holder(s) (as hereinafter defined) are unable to arrive at a mutually agreeable determination within thirty (30) days of the notice, the Company and the Holder(s) of the Warrants (who, if more than one, shall agree among themselves by a majority) shall each retain a separate independent investment banking firm of national reputation (which firm, in either case, may be the independent investment banking firm regularly retained by the Company or any such Holder). Such firms shall jointly determine the Fair Value of the security, property, assets, business or entity, as the case may be, in question and deliver their opinion in writing to the Company and to such Holder within thirty (30) days of their retention. In no event shall the marketability, or lack thereof, or lack of registration of a security be a factor in determining the "Fair Value" of such security.

      If such firms cannot jointly make such determination within such 30-day period, then, unless otherwise directed by agreement of the Company and the Holder(s) of a majority or more of the Warrants, such firms, in their sole discretion, shall choose another independent investment banking firm of the Company or such Holder(s), which firm shall make such determination and render such an opinion. In either case, the determination so made shall be conclusive and binding on the Company and such Holder(s). The fees and expenses of the investment banking firm retained by Holder(s) pursuant to this provision shall be borne by Holder(s). The fees and expenses of all other investment banking firms retained pursuant to this provision shall be borne by the Company.

      "HOLDER" or "HOLDERS" shall mean the Person(s) then registered as the owner(s) of the Warrants or Warrant Securities, as the case may be, on the books and records of the Company.

      "PERSON" shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, estate, unincorporated organization, joint venture, court or governmental or political subdivision or agency thereof.

      "REGISTRABLE SECURITIES" shall have the meaning assigned to it in SECTION
6.01 hereof.

      "SUBSIDIARY" shall mean any corporation as to which an aggregate of more than 50% of the outstanding voting stock is at any time directly or indirectly owned by the Company, or by one or more of its Subsidiaries or by the Company and one or more of its Subsidiaries.

      "WARRANT SECURITIES" shall mean the shares of Common Stock (or other securities representing Common Stock) purchasable or purchased from time to time under the Warrants or acquired upon any transfer of any such shares, together with all additional securities received in payment of dividends or distributions on or splits of those securities or received as a result of the adjustments provided for in ARTICLE V hereof.

                                  II. WARRANTS

      On the Closing Date, the Company will grant to Siena, for good and valuable consideration as more particularly described in the Securities Purchase Agreement and herein, the Initial Warrant in the form attached as EXHIBIT A-1 hereto, the Second Warrant in the form attached as EXHIBIT A-2 hereto, the Third Warrant in the form attached as EXHIBIT A-3 hereto and the Fourth Warrant in the form attached as EXHIBIT A-4 hereto. Siena and any subsequent Holder of the Warrants and of Warrant Securities shall have the rights and obligations provided for in the Warrants and in this Agreement and in the Securities Purchase Agreement .

               III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants as follows:

      (a) The execution and delivery of this Agreement and the Warrants have been duly and properly authorized by all requisite corporate action of the Company and its board of directors, and, except as disclosed in the DISCLOSURE SCHEDULE, no consent of any other Person is required as a prerequisite to the validity and enforceability of this Agreement and the Warrants that has not been obtained. The Company has the full legal right, power and authority to execute and deliver this Agreement and the Warrants and to perform its obligations hereunder and thereunder. When issued and delivered pursuant to this Agreement, the Warrants will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided herein and therein.

      (b) Except as set forth in the DISCLOSURE SCHEDULE, the Company is not a party to or otherwise subject to any contract or agreement which restricts or otherwise affects its right or ability to execute and deliver this Agreement or the Warrants or to perform any obligation hereunder or thereunder (including, without limitation, issuance of the Warrant Securities). Neither the execution or delivery of this Agreement or the Warrants, nor compliance therewith (including, without limitation, issuance of the Warrant Securities), will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any material lien upon any properties of the Company under, or require any consent, approval, or other action by, notice to or filing with any court or Governmental Person pursuant to the Certificate of Incorporation or By-laws of the Company, as currently in effect, any award of any arbitrator, or any material agreement, instrument or law to which the Company is subject or by which it is bound.

      (c) On the date hereof, the authorized capital stock of the Company will consist of: (i) 15,000,000 shares of Common Stock; (ii) 2,000,000 shares of Class B Common Stock, and (iii) 10,000,000 shares of Preferred Stock. As of June 28, 1996, the Company had issued and outstanding (A) 10,362,605 shares of Common Stock, (B) 839,332 shares of Class B Common Stock and (C) no shares of Preferred Stock. All such outstanding shares are validly issued, fully paid and nonassessable. Except as disclosed in the DISCLOSURE SCHEDULE, there are no rights, options or warrants of any kind outstanding to purchase or acquire Common Stock or Class B Common Stock or any other ownership interest in the Company, nor are there other securities, obligations, agreements or rights of any kind outstanding which are exercisable for, convertible into or exchangeable for any Common Stock or Class B Common Stock or any other ownership interests in the Company or under the terms of which the parties thereto have the right to purchase or acquire Common Stock, Class B Common Stock or Common Stock Equivalents. Except as disclosed in the DISCLOSURE SCHEDULE, the issuance by the Company of the Warrants and the Warrant Securities is not subject to any preemptive or similar right of any Person pursuant to statute, contract or understanding.

      (d) Except as provided in this Agreement, the Company is not subject to any obligation to repurchase or otherwise acquire or retire any shares of capital stock. Except as disclosed in the DISCLOSURE SCHEDULE, there is no commitment of the Company to issue any shares, warrants, options, or other such rights, or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets, or to pay any Dividend or make any other distribution in respect thereof.

      (e) The Warrants are, and the Warrant Securities will be, issued by the Company to Siena in a transaction exempt from registration and qualification under the applicable federal and state securities laws.

      (f) Except as disclosed in the DISCLOSURE SCHEDULE, there is not in effect on the date of this Agreement any agreement by the Company (other than this Agreement) pursuant to which any holders of securities of the Company have a right to cause the Company to register such securities under the Securities Act.

      (g) The representations and warranties made or deemed made by the Company in the Securities Purchase Agreement are incorporated herein by reference and are true and correct on the date of this Agreement and the Holder shall be entitled to rely thereon as if the same were originally addressed to the Holder. The representations and warranties incorporated by reference in this Section shall survive any termination of the Securities Purchase Agreement, the maturity of the Note or any expiration of such representations or warranties by the terms of the Securities Purchase Agreement or the Note.

                                  IV. COVENANTS

      Section 4.01 COVENANTS OF THE COMPANY. The Company hereby covenants and agrees that, during the term of this Agreement, unless all of the Holders of the Warrants agree otherwise in writing.

      (a) Each of the Warrant Securities issued and delivered upon the exercise of the Warrants and payment of the Exercise Price will be duly and validly authorized and issued, will be fully paid and nonassessable, and will not be subject to any unpaid tax or any lien, whether respecting their issuance to and purchase by the Holder of the Warrants or otherwise. The Company will take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed.

      (b) The Company shall reserve and at all times keep available for issuance an authorized number of shares of Common Stock sufficient to permit the full and immediate exercise of the Warrants and the full and immediate exercise, exchange and conversion of all other securities, options, warrants and other rights issued or granted by the Company.

      (c) The Company shall not permit the par value of its Common Stock to exceed, at any time, the Exercise Price and shall take all such actions as may be necessary or appropriate to ensure that it does not do so.

      (d) The Company shall not create or permit the existence of any class of common stock, preferred stock, or any class or series of securities having voting rights other than as may be required by statute, or any other class or series of securities having any liquidation, Dividend or other preference, other than the Common Stock, the Class B Common Stock and the Preferred Stock.

      (e) As soon as available, and in no event later than the dates filed with the SEC or any other Governmental Person or other regulatory authority, if such documents are so filed, the Company shall deliver to the Holder(s) of the Warrants and the Warrant Securities copies of (i) all annual, quarterly and monthly financial statements made available by the Company to its stockholders, (ii) all reports, notices and proxy or information statements sent or made available generally by the Company to its stockholders, and (iii) all regular and periodic reports and all registration statements, prospectuses and other information filed by the Company with the Commission, relevant state authorities or any securities exchange, securities quotation system or other self-regulatory organization.

      (f) The Company shall cooperate with the Holder(s) of the Warrants and the Warrant Securities in supplying such information as may be reasonably necessary for the Holder(s) to complete and file any information or other reporting forms from time to time required by the Commission, relevant state authorities or any securities exchange, securities quotation system or other self-regulatory organization, including, without limitation, information pertaining to or required for the availability of any exemption from the securities laws for the sale, transfer or other disposition of the Warrants or any of the Warrant Securities.

      Section 4.02   INDEMNIFICATION.

      (a) In connection with any registration or qualification of Warrant Securities hereunder, the Company agrees that Siena and each other Holder of the Warrants or any Warrant Securities purchased hereunder, any underwriter(s), and their respective directors, officers, employees, attorneys and agents, as well as each other Person (if any) controlling any of the foregoing Persons within the meaning of Section 15 of the Securities Act, or Section 20 of the Exchange Act, shall not incur any liability for acts and omissions arising out of or related directly or indirectly to the Warrants, the Warrant Securities, this Agreement, any registration statement or prospectus or any misstatement or omission of a material fact therein; and the Company hereby expressly waives any and all claims and actions which it now has or may hereafter at any time have against Siena and each other Holder of the Warrants or underlying Warrant Securities, and their respective directors, officers, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances, except insofar as such liability is caused by untrue statements or alleged untrue statements or omissions or alleged omissions and is based upon information furnished in writing by Holder expressly for use therein.

      (b) The Company agrees to defend, indemnify and hold harmless Siena and each other Holder of the Warrants, this Agreement, or any Warrant Security purchased hereunder, any underwriter(s), and their respective directors, officers, employees, attorneys and agents, as well as each other Person (if any) controlling any of the foregoing Persons within the meaning of Section 15 of the Securities Act, or Section 20 of the Exchange Act, from and against any and all claims, liabilities, losses and expenses (including, without limitation, the disbursements, expenses and fees of their respective attorneys) that may be imposed upon, incurred by, or asserted against any of them, any of their respective directors, officers, employees, attorneys and agents, or any such control Person, under the Securities Act, the Exchange Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof), arise out of or are related directly or indirectly to: (i) the Warrants or the Warrant Securities, (ii) any registration statement or prospectus, (iii) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act or the Exchange Act, or in any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (iv) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Persons for any legal or any other expenses reasonably incurred by such Persons in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such registration statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such respective Person specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such indemnified Person, and shall survive the transfer of such securities by such Person. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against the Company, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the party seeking indemnity hereunder) and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. The Company shall not, except with the approval of each party being indemnified under this SECTION 4.02, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

      Section 4.03 LISTING ON THE SECURITIES EXCHANGE. The Company shall, at its expense, list on any securities exchange where it lists its Common Stock, and maintain and increase when necessary such listing of all outstanding Warrant Securities so long as any shares of Common Stock shall be so listed. The Company shall also so list on each securities exchange, and will maintain such listing of, any other securities which the holder of the Warrants shall be entitled to receive upon the exercise thereof if at the time any securities of the same class shall be listed on such securities exchange by the Company.

      Section 4.04 REPURCHASES AND REDEMPTIONS. The Company shall not repurchase or redeem any of its equity securities or any securities convertible into or exchangeable for such equity securities or any warrants or other rights to purchase such equity securities unless it concurrently makes a cash payment to the Holder(s) of the Warrants equal to the product of: (1) the quotient obtained by dividing (x) the aggregate amount of cash and the aggregate Fair Value of any property paid out by the Company in connection with any such repurchase or redemption by (y) the number of shares of Common Stock and Common Stock Equivalents outstanding immediately after such repurchase or redemption (excluding Warrant Securities) and (2) the number of shares of Common Stock issuable upon the exercise of the Warrants.

                                 V. ANTIDILUTION

      Section 5.01 NO DILUTION OR IMPAIRMENT. The Company hereby acknowledges that the initial number of shares issuable upon exercise of the Warrants was calculated based upon [___%] of the number of shares of Common Stock, Class B Common Stock and Common Stock Equivalents outstanding and the representation of the Company that the number of shares of Common Stock and Common Stock Equivalents outstanding as of the Closing Date (including the Warrant Securities) was [_________________________ Million ____________ (______)]
shares. If for any reason it shall hereafter be determined by the Company that the actual number of shares of Common Stock, Class B Common Stock and Common Stock Equivalents outstanding as of the Closing Date was different from the foregoing, the Company will notify the Holder(s) of such determination and if the Holder(s) does not dispute the same, the Company shall forthwith reissue the Warrants with an appropriate proportional increase in the Exercise Quantity to be effective from the Closing Date. If a Holder shall dispute such determination and the parties cannot otherwise resolve the dispute promptly and in good faith, then the Company shall appoint a firm of independent public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion as to the adjustment, if any, to be made to the Exercise Quantity. Upon receipt of such opinion, the Company shall promptly mail a copy thereof to the Holder(s) of the Warrants and shall make the adjustment described therein.

      It is the intent of the parties hereto that, after giving effect to any exercise of the Warrants, the Holder(s) of the Warrants or Warrant Securities would collectively be the owner of [__%] of the Common Stock and Common Stock Equivalents (or have the right to acquire [__%] of the Common Stock and Common Stock Equivalents outstanding as such amount may be adjusted in the event of a cashless exercise of the Warrants according to SECTION 2(a)(ii) or (iii) thereof or other adjustments contemplated herein), except such percentage may be reduced as a consequence of an issuance of Common Stock not requiring any adjustment in the Exercise Price resulting from any Adjustment Transaction in accordance with
SECTION 5.02 or other adjustments contemplated herein.

      Upon any adjustment of the Exercise Price as provided in SECTION 5.02, the Exercise Quantity shall be adjusted so that the New Exercise Quantity shall be equal to the product of (x) the former Exercise Quantity and (y) the following fraction:

      THE EXERCISE PRICE IN EFFECT IMMEDIATELY PRIOR TO SUCH ADJUSTMENT
      ---------------------------------------------------------------------
                The Exercise Price resulting from such adjustment

      Exhibit B hereto sets forth the formula and an illustrative example of the manner in which the adjustments contemplated herein should be applied.

      So long as any Warrants are outstanding, then, without the prior written consent of the Holders of outstanding Warrants evidencing a majority in number of the total number of Warrant Securities at the time purchasable upon the exercise of all then outstanding Warrants, the Company will not: (a) amend the Certificate of Incorporation or the By-Laws of the Company (or any equivalent documents) with respect to the Company's capital stock; (b) merge or consolidate with or into another Person or voluntarily reorganize, liquidate, dissolve or wind up its affairs; (c) make any payment (in cash or property) to or enter into any other transaction with, any party to this Agreement or any stockholder or securityholder of the Company or any Affiliate thereof other than payments made, or transactions expressly contemplated by this Agreement, the Securities Purchase Agreement or the Senior Debt Agreement; or (d) take any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the Warrants or impair the ability of the Holder(s) to realize the full intended economic value thereof, but will at all times in good faith assist in the carrying out of all such terms, and of the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder(s) of the Warrants against dilution or other impairment.

      Section 5.02   ADJUSTMENT.

      (a) In the event the Company, after the Closing Date, shall propose to consider or engage in an Adjustment Transaction, then, in each such event, the Company shall mail to the Holder of the Warrants notice of such proposed action, which shall specify the date on which the stock transfer books of the Company shall close, or a record shall be taken, for determining the holders of Common Stock entitled to receive the benefit of such Adjustment Transaction, or the date on which the Adjustment Transaction shall take place or commence, as the case may be, and the date as of which it is expected that holders of Common Stock of record shall be entitled to receive securities or other property deliverable upon such action, if any such date is to be fixed. Such notice shall be mailed at least thirty (30) days prior to the date upon which it is proposed that such action take place and twenty (20) days prior to any record date to determine holders of Common Stock entitled to receive the benefit of such Adjustment Transaction. If an Adjustment Transaction occurs, the Exercise Price shall be adjusted by the Company so as to fairly preserve, without dilution, the purchase rights represented by the Warrants in accordance with SECTION 5.01 and otherwise with the essential intent and purposes hereof. If the Holder(s) of the Warrants disputes the adjustment of the Exercise Price made by the Company and the parties cannot otherwise resolve the dispute promptly and in good faith, then the Company shall at its expense appoint a firm of independent public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion as to the adjustment, if any, to be made to the Exercise Price as the result of the relevant Adjustment Transaction. Upon receipt of such opinion, the Company shall promptly mail a copy thereof to the Holder(s) of the Warrants and shall make the adjustment described therein. An adjustment made pursuant to this SECTION 5.02(a) shall become effective immediately after the effective date of any such issue, sale, Dividend, subdivision, combination or reclassification.

      Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Exercise Price in the case of the issuance of shares of Common Stock upon the exercise in whole or part of the Warrant.

      (b) Whenever the Exercise Price is adjusted as provided in this SECTION 5.02, the Company will, if requested, promptly obtain a certificate of a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the Exercise Price, and the Exercise Quantity as so adjusted, the computation of such adjustment and a brief statement of facts accounting for such adjustment, and will retain such certificate on file and mail to the Holder(s) of the Warrants a copy of such certificate from such firm of independent public accountants.

                             VI. REGISTRATION RIGHTS

      Section 6.01 "PIGGYBACK" REGISTRATION RIGHTS. If at any time the Company shall determine to register under the Securities Act (including pursuant to a demand of any security holder of the Company exercising registration rights) any of its Common Stock (except securities to be issued solely in connection with any acquisition of any entity or business, shares issuable solely pursuant to employee benefit plans eligible for registration on SEC Form S-8 or shares to be registered on any registration form that does not permit secondary sales), it shall send to Siena and to each of the Holder(s) written notice of such determination at least thirty (30) days prior to each such filing and, if within twenty (20) days after receipt of such notice, any Holder shall so request in writing, the Company shall use its best efforts to include in such registration statement (to the extent permitted by applicable regulation) all or any part of the Warrant Securities (collectively referred to in this ARTICLE VI as "REGISTRABLE SECURITIES") that such Holder requests to be registered, provided, however, that if, in connection with any offering involving an underwriting of Common Stock to be issued by the Company, the managing underwriter shall impose a limitation on the amount of Registrable Securities included in any such registration statement, then, to the extent that any Registrable Securities remain available for registration after the underwriter's cutback, the Company shall be obligated to include in such registration statement with respect to each Holder requesting inclusion only the product of : (i) the number of Registrable Securities with respect to which such Holder has requested inclusion hereunder and (ii) such Holder's pro rata share of the sum of all Registrable Securities permitted to be registered and all other securities of the Company, the holders of which Registrable Securities and other securities have requested that such securities be registered. Any Registrable Securities which are included in any underwritten offering under this SECTION 6.01 shall be sold upon such terms as the managing underwriters shall reasonably request but in any event shall be upon terms not less favorable than those upon which any other selling security holder shall sell any of its securities. If any Holder disapproves of the terms of such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. The Company shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering (the "COMPANY UNDERWRITER") to permit the Holders who have requested to participate in the registration for such offering to include such Registrable Securities in such offering on the same terms and conditions as the securities of the Company included therein. Notwithstanding the foregoing, if the Company Underwriter delivers a written opinion to the Holders that the total amount or kind of securities which they, the Company and any other Persons intend to include in such offering (the "TOTAL SECURITIES") is sufficiently large so as to prevent the Company from affecting a successful offering of the Total Securities, then the amount or kind of securities to be offered for the account of any members of management shall be reduced pro rata to the extent necessary to reduce the Total Securities to the amount recommended by the Company Underwriter, and if the amount or kind of Total Securities is still sufficiently large so as to prevent the Company from affecting a successful offering of the Total Securities, then the amount or kind of securities to be offered for the account of the Holders and any other Persons shall be reduced pro rata to the extent necessary to reduce the Total Securities to the amount recommended by the Company Underwriter. Notwithstanding the provisions of this
SECTION 6.01, the Company shall have the right, at any time after it shall have given written notice pursuant to this SECTION 6.01 (irrespective of whether a written request for inclusion of Registrable Securities shall have been made), to elect not to file any such proposed registration statement or to withdraw the same after the filing and prior to the effective date thereof.

      Section 6.02 REQUESTED REGISTRATIONS. At any time, and from time to time upon the written request of Siena or a majority-in-interest of the Holders, the Company effects the registration under the Securities Act of all or part of such Registrable Securities and specifying the number of Registrable Securities to be registered and the intended method of disposition thereof (a "REQUESTED REGISTRATION"), the Company will use its best efforts to affect the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by such Holder(s), and all to the extent requisite to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities so to be registered. Neither the Company nor any of its securityholders shall have the right to include any of the Company's securities (other than Registrable Securities) in a registration statement to be filed as part of a Requested Registration unless: (i) such securities are of the same class as the Registrable Securities and (ii) if such Requested Registration is an underwritten offering, the Company or such securityholders, as applicable, agree in writing to sell their securities on the same terms and conditions as apply to the Registrable Securities being sold. Notwithstanding anything herein to the contrary, the Company shall not be required to honor a request for a Requested Registration if: (a) the Company has previously affected one effective Requested Registration; (b) the Registrable Securities to be so registered do not constitute at least five percent (5%) of the total number of Registrable Securities then outstanding or issuable upon exercise or conversion of the warrants; or (c) such request is received by the Company (i) less than ninety
(90) days following the effective date of any previous registration statement filed in connection with a Requested Registration or (ii) less than forty-five
(45) days following the effective date of any previous registration statement filed in connection with a Piggyback Registration, regardless of whether any Holder exercised its rights under this Agreement with respect to such registration.

      Section 6.03 EFFECTIVENESS. If necessary to permit distribution of the Registrable Securities, the Company shall use its best efforts to maintain the effectiveness for up to one (1) year of the registration pursuant to which any of the Registrable Securities are being offered, and from time to time will amend or supplement such registration statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation. Notwithstanding the foregoing, if the registration by the Company of the resale of Registrable Securities is eligible for SEC Form S-3 or any successor to such form, the Company shall use its best efforts to maintain the effectiveness of the registration until all registered Registrable Securities are sold. The Holder shall notify the Company promptly of the completion of the offering of its Registrable Securities under any such effective registration statement.

      Section 6.04 FURTHER OBLIGATIONS OF THE COMPANY. Whenever, under the preceding Sections of this ARTICLE VI, the Company is required hereunder to register Registrable Securities, it agrees that it shall also do the following:

      (a) Furnish to each selling Holder such copies of each preliminary and final prospectus and any other documents as such Holder may reasonably request to facilitate the public offering of its Registrable Securities;

      (b) Use its best efforts to register or qualify the Registrable Securities to be registered pursuant to this ARTICLE VI under the applicable securities or blue sky laws of such jurisdictions as any selling Holder may reasonably request;

      (c) Furnish to each selling Holder: (i) a signed counterpart of an opinion of counsel for the Company, dated the effective date of the registration statement; and (ii) a copy of any "comfort" letters signed by the Company's independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, covering substantially the same matters as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities;

      (d) Permit each selling Holder or such Holder's counsel or other representatives to inspect and copy such corporate documents and records as may reasonably be requested by them in connection with such registration; and

      (e) Furnish to each selling Holder, upon request, a copy of all documents filed and all correspondence from or to the Commission in connection with any such offering.

      Section 6.05 EXPENSES. Except for underwriters' discounts and brokerage commissions allocable to the Registrable Securities, the Company shall bear all costs and expenses of each registration contemplated in SECTIONS 6.01 and 6.02 including, but not limited to, printing, legal and accounting fees and expenses, SEC and NASD filing fees and blue sky fees and expenses in any jurisdiction in which the securities to be offered are to be registered or qualified.

      Section 6.06 TRANSFER OF REGISTRATION RIGHTS. The registration rights of the Holders of Registrable Securities under this ARTICLE VI shall inure to the benefit of and be exercisable by any transferee of Registrable Securities.

      Section 6.07  PARTICIPATION RIGHTS.

      The Company will not grant to any Person (other than Siena, the Holders, any Affiliate thereof or any transferee of Registrable Securities under this
ARTICLE VI) at any time on or after the date of this Agreement the right (a "PARTICIPATION RIGHT") to request the Company to register any securities of the Company under the Securities Act by reason of the exercise by any holder of its rights under this ARTICLE VI unless such Participation Right provides that such securities shall not be registered and sold at the same time if the managing underwriter for the offering, including the Registrable Securities, believes that sale of such securities would adversely affect the amount of, or price at which, the respective Registrable Securities being registered under this ARTICLE VI can be sold.

      The Company agrees: (1) not to affect any public or private sale or distribution of its securities, including a sale pursuant to Regulation D under the Securities Act, during the 10-day period prior to, and during the 90-day period beginning on, the closing date of an underwritten offering made to pursuant to a registration statement filed pursuant to SECTION 6.02, and (2) to cause each holder (other than Siena, the Holders, any Affiliate thereof or any transferee of Registrable Securities under this ARTICLE VI) of its privately placed equity securities or convertible securities purchased from the Company at any time prior to, on or after the date of this Agreement to agree not to affect any public or private sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act (except as part of such underwritten registration, if permitted).

      Notwithstanding anything in this ARTICLE VI to the contrary, in no event shall this ARTICLE VI be construed as prohibiting, restricting or impairing the Company's ability to comply with the registration rights agreements or the registration rights in any Warrant it has: (i) entered into prior to the Closing Date and (ii) disclosed on the DISCLOSURE SCHEDULE.

                VII. TRANSFER OF WARRANTS AND WARRANT SECURITIES

      Section 7.01 TRANSFER. Except as set forth in SECTION 7.02 below, the Warrants and the Warrant Securities and all rights thereunder are transferable, in whole or in part, on the books of the Company to be maintained for such purpose, upon surrender of such Warrant at the office of the Company maintained for such purpose, together with a written assignment of such Warrant duly executed by the Holder hereof or its agent or attorney and payment of funds sufficient to pay any stock transfer taxes payable upon the making of such transfer. Upon such surrender and payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled. If and when the transferred Warrant is assigned in blank, the Company may (but shall not be obliged to) treat the bearer thereof as the absolute owner of such Warrant for all purposes and the Company shall not be affected by any notice to the contrary. The transferred Warrant, if properly assigned in compliance herewith, may be exercised by an assignee for the purchase of shares of Common Stock without having a new Warrant issued. The Company will not close its stock transfer books against a transfer of the Warrants or the Warrant Securities or any exercise of the Warrants. Any such transfer or exercise tendered while such stock transfer books shall be closed shall be deemed effective immediately prior to such closure.

      Subject to SECTION 7.02 below, the Warrants may be divided or combined with other Warrants upon presentation at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder thereof or its agent or attorney. Subject to compliance with this, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

      The Company shall pay all expenses, taxes (other than income taxes, if any, of the transferee) and other charges incurred by the Company in the performance of its obligations in connection with the preparation, issue and delivery of Warrants under this Section. The Company agrees to maintain at its aforesaid office books for the registration and transfer of the Warrants. Notwithstanding any provision to the contrary contained herein, the Warrants and the Warrant Securities shall be transferable only in compliance with the provisions of the Securities Act and applicable state securities laws in respect of the transfer of any Warrant or any Warrant Securities.

      Section 7.02 TRANSFER RESTRICTIONS. Neither this Warrant Agreement, the Warrants nor the Warrant Securities, when issued, have been registered under the Securities Act or under the securities laws of any state. Neither this Agreement, the Warrants nor the Warrant Securities, when issued, may be transferred: (a) if such transfer would constitute a violation of any federal or state securities laws or a breach of the conditions to any exemption from registration thereunder and (b) unless and until one of the following has occurred: (i) registration of this Agreement, the Warrants or the Warrant Securities, as the case may be, under the Securities Act, and such registration or qualification as may be necessary under the securities laws of any state, have become effective, or (ii) the Holder has delivered evidence reasonably satisfactory to the Company that such registration or qualification is not required.

      Each certificate for Warrant Securities issued upon exercise of a Warrant and each certificate issued to a subsequent transferee, unless at the time of exercise such Warrant Securities are registered under the Securities Act, shall bear a legend substantially in the following form (and any additional legends required by law) on the face thereof:

      THE WARRANT SECURITIES TO BE RECEIVED UPON EXERCISE OF THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE WARRANT SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, WHETHER OR NOT FOR CONSIDERATION, IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT AND QUALIFICATION IN EFFECT WITH RESPECT TO THE WARRANT SECURITIES UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS OR (2) AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION.

      Section 7.03 REPLACEMENT OF INSTRUMENTS. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificate or instrument evidencing any Warrants or Warrant Securities, and (a) in the case of loss, theft or destruction, upon receipt by the Company of indemnity reasonably satisfactory to it (provided that, if the owner of the same is a commercial bank or an institutional lender or investor, its own agreement of indemnity shall be deemed to be satisfactory), or (b) in the case of mutilation, upon surrender and cancellation thereof, the Company, at its expense, will execute, register and deliver, in lieu thereof, a new certificate or instrument for (or covering the purchase of) an equal number of Warrants or Warrant Securities.

                               VIII. MISCELLANEOUS

      Section 8.01 TERM. Except as otherwise expressly provided in this Agreement or the Warrants, this Agreement shall expire seven (7) years after the Fourth Warrant Effective Date, provided that the Company's obligations to honor an exercise of the Warrants given prior to such expiration or to perform any obligation continue and survive notwithstanding the expiration of this Agreement.

      Section 8.02 NO WAIVER UNDER OTHER AGREEMENTS. The terms and provisions contained in this Agreement are not intended and shall not be construed to waive, modify, repeal, stay, diminish or otherwise impair or affect in any manner whatsoever any right or remedy of Siena or the Holder(s) under the Company's Certificate of Incorporation, By-laws or similar agreements.

      Section 8.03 RELIANCE. Each party to this Agreement shall be entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or other communication reasonably believed by that party to be genuine and to have been signed, sent or made by the proper Person or Persons.

      Section 8.04 NOTICE. Unless otherwise specifically provided herein, all communications under this Agreement and the Warrants shall be in given in accordance with Section 6.4 of the Securities Purchase Agreement.

      Section 8.05 ENFORCEMENT. The Company acknowledges that the Holders may proceed to exercise or enforce any right, power, privilege, remedy or interest that they may have under this Agreement or applicable law without notice, except as otherwise expressly provided herein, without pursuing, exhausting or otherwise exercising or enforcing any other right, power, privilege, remedy or interest that they may have against or in respect of any other party, or any other Person or thing, and without regard to any act or omission of such party or any other Person.

      Section 8.06 EQUITABLE RELIEF. Each party acknowledges and agrees that it would be impossible to measure in money the damage in the event of a breach of any of the terms and provisions of this Agreement by any party hereto, and that, in the event of any such breach, there may not be an adequate remedy at law, although the foregoing shall not constitute a waiver of any of the party's rights, powers, privileges and remedies against or in respect of a breaching party, any other person or thing under this Agreement or applicable law. It is therefore agreed that, in addition to all other such rights, powers, privileges and remedies that it may have, each party shall be entitled to injunctive relief, specific performance or such other equitable relief as such party may request to exercise or otherwise enforce any of the terms and provisions of this Agreement and to enjoin or otherwise restrain any act prohibited thereby, and no party will urge, and each party hereby waives, any defense that there is an adequate remedy available at law.

      Section 8.07  INTERPRETATION; HEADINGS; SEVERABILITY.

      (a) The parties acknowledge and agree that since each party and its counsel have reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, the normal rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and its terms and provisions shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

      (b) The Section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

      (c) In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by a governmental authority having jurisdiction and venue, determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

      (d) If any period of time specified in this Agreement expires on a day that is not a Business Day, that period shall be extended to and expire on the next succeeding Business Day.

      Section 8.08 SURVIVAL OF COVENANTS. Each of the covenants and other agreements of the parties contained in this Agreement shall be absolute and, except as otherwise expressly provided, unconditional, shall survive the execution and delivery of this Agreement and shall continue in full force and effect until the term of this Agreement has expired, and thereafter with respect to events occurring prior thereto.

      Section 8.09 NO REQUIRED EXERCISE. No term or provision of the Warrants or this Agreement is intended to require, nor shall any such term or provision be construed as requiring, any Holder of the Warrants to exercise or put the Warrants.

      Section 8.10 BINDING EFFECT. This Agreement shall be binding upon and enforceable against the parties hereto and their respective successors and assigns.

      Section 8.11 NO WAIVER BY ACTION. The failure or delay of a party at any time or times to require performance of, or to exercise its rights with respect to, any term or provision of this Agreement (except as otherwise expressly provided herein) shall not affect its right at a later time to enforce any such provision.

      Section 8.12 WAIVER; MODIFICATION; AMENDMENT. Each and every modification to and amendment of this Agreement shall be in writing and signed by the Company, Siena (if at that time Siena is a Holder) and by the Holders of a majority in interest of all issued and unissued Warrant Securities. Each and every waiver of and consent to any departure from any term or provision hereof (except as otherwise provided herein) shall be in writing and signed by Siena (if at that time it is a Holder) and by the Holders of a majority in interest of all issued and unissued Warrant Securities and by each party against whom enforcement of the waiver or consent may be sought.

      Section 8.13 ENTIRE AGREEMENT. This Agreement, the Securities Purchase Agreement and the Warrants contain the entire agreement of the parties and supersede all other representations, warranties, agreements and understandings, oral or otherwise, among the parties hereto with respect to the matters contained herein, except as otherwise provided herein.

      Section 8.14 CERTIFICATE. Siena shall have received: (i) a certificate, dated the date of this Agreement, of the Secretary or an Assistant Secretary of the Company, (A) attaching a true and complete copy of the resolutions of the Board of Directors of the Company, and of all documents evidencing other necessary corporate or shareholder action (in form and substance satisfactory to Siena and to its counsel) taken by the Company in connection with the matters contemplated by this Agreement, (B) attaching a true and complete copy of the Certificate of Incorporation and the By-Laws of the Company, (C) setting forth the incumbency of the officer or officers of the Company who sign this Agreement, and each Warrant, including therein a signature specimen of such officer or officers, and (D) attaching a certificate of good standing of the Secretary of State or other appropriate official of the State of Delaware and
(ii) such other documents and evidence relating to the matters contemplated by this Agreement as Siena or its counsel shall reasonably require.

      Section 8.15 NO INCONSISTENT AGREEMENTS OR RIGHTS. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement.

      Section 8.16 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT, THE WARRANTS AND THE WARRANT SECURITIES AND ALL AMENDMENTS, SUPPLEMENTS, WAIVERS AND CONSENTS RELATING HERETO OR THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF CALIFORNIA AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDINGS RELATING HERETO BY ANY MEANS ALLOWED UNDER CALIFORNIA OR FEDERAL LAW. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY SHALL APPOINT AN AGENT FOR SERVICE OF PROCESS IN CALIFORNIA AND SHALL NOTIFY SIENA IN WRITING OF SUCH APPOINTMENT AND ANY FUTURE CHANGE THEREIN. THE COMPANY AND SIENA EACH HEREBY AGREE TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR ANY OTHER AGREEMENTS RELATING TO THE SECURITIES OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. NOTWITHSTANDING

ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE WARRANTS, THE WARRANT SECURITIES OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING THERETO.

                           [Signature page follows]

      IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed as of the day and year first above written.

                                 SIENA:

                                 SIENA CAPITAL PARTNERS, L.P.,
                                 a California limited partnership

                                 By:   Charleville Capital, L.P.,
                                       a California limited partnership,
                                       its general partner

                                       By:   Aneis Advisors, Inc.,
                                             a California corporation,
                                             its general partner

                                             By:
                                                ----------------------------
                                             Name:
                                             Title:

                                 THE COMPANY:

                                 BROTHERS GOURMET COFFEES, INC.,
                                 a Delaware corporation

                                 By:
                                    ----------------------------------------
                                       Name:
                                       Title:

                                   EXHIBIT A-1

                                       TO

                            FORM OF WARRANT AGREEMENT

                                 INITIAL WARRANT

                                   EXHIBIT A-2

                                       TO

                            FORM OF WARRANT AGREEMENT

                                 SECOND WARRANT

                                   EXHIBIT A-3

                                       TO

                            FORM OF WARRANT AGREEMENT

                                  THIRD WARRANT

                                   EXHIBIT A-4

                                       TO

                            FORM OF WARRANT AGREEMENT

                                 FOURTH WARRANT

                                    EXHIBIT B

                                       TO

                            FORM OF WARRANT AGREEMENT

                      FORMULA FOR ADJUSTING EXERCISE PRICE

                                   EXHIBIT C

                                FORM OF OPINION

                     Form of Opinion of Borrower's Counsel


      (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation in each jurisdiction in which the character of the properties owned or held under lease by it or the nature of the business transacted by it requires such qualification. The Company has all requisite power and authority, to execute and deliver the Securities Purchase Agreement, the Note, the Warrant Agreement and the Securities, and to perform the provisions hereof and thereof and to consummate the transactions contemplated thereby.

      (b) The execution, delivery and performance of the Securities Purchase Agreement, the Note, the Warrant Agreement, and the Securities, and the consummation of the transactions contemplated thereby, have been duly authorized and approved by the Company. The Securities Purchase Agreement, the Note, the Warrant Agreement, and the Securities have each been duly authorized, executed and delivered by, and each is the valid and binding obligation of, the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally.

      (c) A court of competent jurisdiction, will uphold the parties' choice of Colorado law with respect to the Securities Purchase Agreement and the Note, and the parties' choice of California law with respect to the Warrant Agreement and the Warrants.

      (d) The amounts received or to be received by Siena under the Note and other documents executed in connection with the Securities Purchase Agreement shall not constitute usurious or otherwise unlawful interest.

      (e) To such counsel's knowledge, the consummation of the transactions contemplated by this Agreement and the performance of the terms and provisions of the Securities Purchase Agreement, the Note, the Warrant Agreement, and the Securities will not (i) contravene, result in any breach of, or constitute a default under any indenture, mortgage, deed of trust, bank loan or credit agreement, corporate charter, by-laws or other material agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order of any court, arbitrator or Federal, State, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (collectively, "GOVERNMENTAL PERSON") applicable to the Company or (iii) violate any material provision of any statute or other rule or regulation of any Governmental Person applicable to the Company.

                                 EXHIBIT C CONT.

                                FORM OF OPINION

                     Form of Opinion of Borrower's Counsel


      (f) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Person is required for the issuance of the Securities or the valid execution and delivery of the Securities or for the performance by the Company of the Securities Purchase Agreement, the Note, the Warrant Agreement, and the Securities, other than the filings, registrations or qualifications under the securities laws or "blue sky" laws of any State that may be required to be made or obtained in connection with the offer, issuance, sale or delivery of the Securities or any interest therein.

                               DISCLOSURE SCHEDULE